Centrue Financial Corporation Announces 2012 First Quarter Results

ST. LOUIS, MO -- (Marketwire - May 15, 2012) - Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE)

Highlights

  First quarter of 2012 net loss was $0.5 million, compared to a $0.1 million net income for the fourth quarter of 2011 (which included a $1.3 million gain for the sale of the Champaign branch and $0.8 million of security gains) and a $3.5 million net loss in the first quarter of 2011.

  The Company's principal subsidiary, Centrue Bank (the "Bank"), posted net income of $0.03 million for the first quarter compared to net income of $0.6 million for the fourth quarter of 2011 and a net loss of $3.0 million for the first quarter of 2011.

  Centrue Bank remains "well-capitalized" at the end of the first quarter of 2012.

  Nonperforming loans declined $1.9 million, or 4.1%, from December 31, 2011 and $19.8 million, or 31.1%, from March 31, 2011.

  The coverage ratio (allowance for loan losses to nonperforming loans) was 46.32%, remaining constant from December 31, 2011 levels.

Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE), parent company of Centrue Bank, reported a first quarter net loss of $0.5 million, or $0.17 per common diluted share, compared to a net loss of $3.5 million or $0.65 per common diluted share for the same period in 2011. The first quarter 2012 results were adversely impacted by a $1.4 million charge to the provision for loan losses and a $0.1 million non-cash valuation adjustment on OREO properties.

"Despite reporting a loss for the quarter, we are encouraged by some of the positive trends experienced in recent months," remarked President & CEO Kurt R. Stevenson. "We have made no secret of the fact that asset quality challenges have placed a significant strain on our earnings stream. However, decreases in nonperforming loans, action list loans, and loan charge-offs in the first quarter are all positive indicators that the action plans we have in place are yielding results. These improvements, coupled with continued expense discipline, contributed to a smaller quarterly loss. Going forward, we will continue our aggressive efforts to address credit quality issues, the single biggest contributor to our losses, as we work toward returning to profitability as quickly as possible. For 2012, we are concentrating on revenue generation. We've strengthened our sales team with the addition of several new commercial and mortgage loan originators over the past few months and believe we are well-positioned to reignite our sales engine and grow top-line revenue while remaining mindful of expenses."

Securities

Total securities equaled $253.8 million at March 31, 2012, representing an increase of $15.8 million, or 6.6%, from December 31, 2011 and an increase of $8.9 million, or 3.6%, from March 31, 2011. The net increase from year-end 2011 was largely related to enhancing the Company's liquidity position through reinvesting funds resulting from pay-downs in the loan portfolio into security instruments due to limited loan demand. During the first quarter of 2012, the Company evaluated its security portfolio and determined there was no other-than-temporary impairment.

Loans

Total loans equaled $563.7 million, representing decreases of $18.7 million, or 3.2%, from December 31, 2011 and $146.8 million, or 20.7%, from March 31, 2011. The net decrease from year-end 2011 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to other real estate owned ("OREO") and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

Funding and Liquidity

Total deposits equaled $843.4 million, representing decreases of $5.2 million, or 0.6%, from December 31, 2011 and $79.1 million, or 8.6%, from March 31, 2011. The net decrease from year-end 2011 was largely related to strategic initiatives to reduce higher costing time deposits and collateralized local public agency deposits. The net decrease compared to the first quarter of 2011 was largely concentrated in higher cost time deposits and partially related to a $23.5 million reduction in deposits related to the sale of the Company's Champaign branch.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the first quarter of 2012 largely due to the redeployment of excess cash inflows into highly liquid investment securities.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.61% at March 31, 2012, compared to 3.65% at December 31, 2011 and 4.09% at March 31, 2011. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at March 31, 2012.

  The provision for loan losses for the first quarter of 2012 was $1.4 million, a decrease from $1.5 million recorded in the fourth quarter of 2011 and $4.3 million recorded in the first quarter of 2011. The lower first quarter of 2012 provision level was driven by:

    decreasing levels of nonperforming loans and less new credits that migrated to nonperforming status;

    current quarter charge-offs decreased from previous quarters;

    declining trend in past due loans;

    some stabilization of collateral values.

  Net loan charge-offs for the first quarter of 2012 were $2.2 million, or 0.39% of average loans, compared with $3.6 million, or 0.59% of average loans, for the fourth quarter of 2011 and $6.7 million, or 0.91% of average loans, for the first quarter of 2011. Loan charge-offs during the first quarter of 2012 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.

  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $43.9 million at March 31, 2012, from $45.8 million at December 31, 2011 and $63.7 million at March 31, 2011. The $1.9 million decrease from the fourth quarter of 2011 to the first quarter of 2012, was mainly due to the charge-off of nonaccrual loans and the transfer of the property securing the credits into OREO. The $43.9 million recorded at March 31, 2012 included $37.5 million in nonaccrual loans and $6.4 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 7.79% at March 31, 2012, compared to 7.87% at December 31, 2011 and 8.97% at March 31, 2011.

  The coverage ratio (allowance for loan losses to nonperforming loans) was 46.32% at March 31, 2012 and December 31, 2011 and 45.64% at March 31, 2011.

  Other real estate owned increased to $33.5 million at March 31, 2012, from $29.7 million at December 31, 2011 and $28.6 million at March 31, 2011. In the first quarter of 2012, management converted collateral securing problem loans to properties ready for disposition in the net amount of $5.4 million. First quarter additions were offset by $1.5 million in dispositions and $0.1 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies.

  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) increased to $77.4 million at March 31, 2012, from $75.5 million at December 31, 2011 and decreased from $92.3 million at March 31, 2011. The $1.9 million increase from the fourth quarter of 2011 to the first quarter of 2012 was mainly due to the $3.8 million net increase to OREO and new loans transitioning to nonaccrual. The ratio of nonperforming assets to total assets was 8.05% at March 31, 2012, 7.80% at December 31, 2011 and 8.60% at March 31, 2011.

  The past due ratio was 8.21% at March 31, 2012 compared to 10.11% at December 31, 2011 and 9.84% at March 31, 2011. Action Listed Loans (classified and criticized loans) declined to $117.5 million from $126.6 million at December 31, 2011 and $168.6 million at March 31, 2011.

Net Interest Margin

The net interest margin was 3.02% for the first quarter of 2012, representing decreases of 7 basis points from 3.09% recorded in both the fourth quarter and first quarter of 2011. The Bank's net interest margin was 3.21% for the first quarter of 2012, representing decreases of 6 basis points from 3.27% recorded in the fourth quarter 2011 and 3 basis points from 3.24% from the first quarter of 2011. The decrease in the first quarter 2012 net interest margin, as compared to the same period in 2011, was primarily due to increased premium amortization due to higher prepayments and lower coupon income with adjustable resets in the securities portfolio, increased rate competiveness on loan renewals and the impact of nonaccrual loan interest reversals. Due largely to the protracted economic downturn, the carrying cost of nonaccrual loans and the Company's interest rate sensitivity, the margin will likely remain under pressure throughout 2012.

Noninterest Income and Expense

Noninterest income totaled $3.1 million for the three months ended March 31, 2012, compared to $2.1 million for the same period in 2011. Excluding credit impairment charges on CDO securities and gains related to the sale of OREO and other assets from the periods, noninterest income increased $0.5 million or 20.8%. This $0.5 million increase was spread over several areas, one of the largest being in income from OREO properties.

Total noninterest expense for the first quarter of 2012 was $8.2 million, a decrease of $0.6 million, compared to $8.8 million recorded during the same period in 2011. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $0.5 million, or 5.8%. This $0.5 million decline in expenses was spread over various categories including net occupancy costs, furniture and equipment, telephone, data processing, FDIC insurance, amortization expense, loan processing and collection costs. Adversely impacting expense levels were increases in marketing and salary and employee benefits.

Capital Management

As reflected in the following table, unit Centrue Bank was considered "well-capitalized" and the Company was considered "adequately-capitalized" under regulatory defined capital ratios as of March 31, 2012 except for the Company's Tier 1 leverage ratio which was 3.78; 4.0% is the threshold for "adequately-capitalized."

                       Centrue Financial               Centrue Bank
                 ----------------------------  ----------------------------
                  Mar 31, 2012   Dec 31, 2011   Mar 31, 2012   Dec 31, 2011
                 -------------  -------------  -------------  -------------
Carrying amounts
 ($millions):
  Total risk-
   based capital $        60.2  $        61.2  $        68.8  $        68.6
  Tier 1 risk-
   based capital $        36.1  $        37.2  $        60.4  $        60.1

Capital ratios:
  Total risk-
   based capital          9.04%          9.03%         10.47%         10.28%
  Tier 1 risk-
   based capital          5.42%          5.49%          9.19%          9.01%
  Tier 1
   leverage
   ratio                  3.78%          3.74%          6.34%          6.06%

____________________________________________
About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                                                      Three Months Ended
                                                          March 31,
                                                   -----------------------
                                                      2012         2011
                                                   ----------   ----------
Operating Highlights
  Net income (loss)                                $     (500)  $   (3,458)
  Return on average total assets                        (0.21)%      (1.28)%
  Return on average stockholders' equity                (6.26)      (33.49)
  Net interest margin                                    3.02         3.09
  Efficiency ratio                                      89.39        83.02
  Bank net interest margin                               3.21         3.07
Per Share Data
  Diluted earnings (loss) per common share         $    (0.17)  $    (0.65)
  Book value per common share                      $    (0.07)  $     1.09
  Tangible book value per common share             $    (0.90)  $     0.10
  Diluted weighted average common shares
   outstanding                                      6,063,441    6,048,405
  Period end common shares outstanding              6,063,441    6,048,405
Stock Performance Data
  Market price:
    Quarter-end                                    $     0.78   $     0.50
      High                                         $     0.81   $     1.18
      Low                                          $     0.15   $     0.42

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                                 March 31,     December 31,
                                                    2012           2011
                                               -------------  -------------
ASSETS
  Cash and cash equivalents                    $      62,544  $      69,735
  Securities available-for-sale                      246,361        228,836
  Restricted securities                                7,467          9,150
  Loans                                              563,732        582,395
  Allowance for loan losses                          (20,338)       (21,232)
                                               -------------  -------------
    Net loans                                        543,394        561,163
  Bank-owned life insurance                           31,655         31,412
  Mortgage servicing rights                            2,031          2,089
  Premises and equipment, net                         23,370         23,754
  Other intangible assets, net                         5,027          5,264
  Other real estate owned                             33,501         29,667
  Other assets                                         6,453          6,914
                                               -------------  -------------

    Total assets                               $     961,803  $     967,984
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                     $     132,163  $     134,137
      Interest-bearing                               711,242        714,501
                                               -------------  -------------
        Total deposits                               843,405        848,638
    Federal funds purchased and securities
     sold under agreements to repurchase              16,226         18,036
    Federal Home Loan Bank advances                   23,057         23,058
    Notes payable                                     10,440         10,440
    Series B mandatory redeemable preferred
     stock                                               268            268
    Subordinated debentures                           20,620         20,620
    Other liabilities                                 15,029         14,355
                                               -------------  -------------
      Total liabilities                              929,045        935,415

  Stockholders' equity
    Series A convertible preferred stock                 500            500
    Series C cumulative perpetual preferred
     stock                                            31,584         31,429
    Common stock                                       7,454          7,454
    Surplus                                           74,561         74,558
    Retained earnings (accumulated deficit)          (61,236)       (60,064)
    Accumulated other comprehensive income
     (loss)                                            1,772            569
                                               -------------  -------------
                                                      54,635         54,446
    Treasury stock, at cost                          (21,877)       (21,877)
                                               -------------  -------------
      Total stockholders' equity                      32,758         32,569

        Total liabilities and stockholders'
         equity                                $     961,803  $     967,984
                                               =============  =============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                                    Three Months Ended
                                                         March 31,
                                               ----------------------------
                                                    2012           2011
                                               -------------  -------------
Interest income
  Loans                                        $       7,037  $       9,281
  Securities
    Taxable                                              830            997
    Exempt from federal income taxes                     126            215
  Federal funds sold and other                            39             31
                                               -------------  -------------
    Total interest income                              8,032         10,524

Interest expense
  Deposits                                             1,399          2,487
  Federal funds purchased and securities sold
   under agreements to repurchase                         11             11
  Federal Home Loan Bank advances                        186            412
  Series B mandatory redeemable preferred
   stock                                                   4              4
  Subordinated debentures                                293            270
  Notes payable                                           96             90
                                               -------------  -------------
    Total interest expense                             1,989          3,274

Net interest income                                    6,043          7,250
Provision for loan losses                              1,350          4,250
                                               -------------  -------------
Net interest income (loss) after provision for
 loan losses                                           4,693          3,000

Noninterest income
  Service charges                                      1,049          1,062
  Mortgage banking income                                487            407
  Electronic banking services                            532            527
  Bank-owned life insurance                              243            249
  Securities gains, net                                   16              -
  Total other-than-temporary impairment losses             -           (393)
  Portion of loss recognized in other
   comprehensive income (before taxes)                     -              1
                                               -------------  -------------
    Net impairment on securities                           -           (392)
  Gain on sale of OREO                                   191             44
  Gain on sale of other assets                             -             63
  Other income                                           534            164
                                               -------------  -------------
                                                       3,052          2,124
Noninterest expenses
  Salaries and employee benefits                       3,702          3,633
  Occupancy, net                                         664            720
  Furniture and equipment                                384            439
  Marketing                                               75             60
  Supplies and printing                                   68             64
  Telephone                                              175            204
  Data processing                                        307            364
  FDIC insurance                                         518            850
  Loan processing and collection costs                   536            591
  OREO valuation adjustment                              133            200
  Amortization of intangible assets                      237            276
  Other expenses                                       1,446          1,399
                                               -------------  -------------
                                                       8,245          8,800

Income (loss) before income taxes                       (500)        (3,676)
Income tax expense (benefit)                               -           (218)
                                               -------------  -------------
Net income (loss)                              $        (500) $      (3,458)
Preferred stock dividends                                517            494
                                               -------------  -------------
Net income (loss) for common stockholders      $      (1,017) $      (3,952)
                                               =============  =============

Basic earnings (loss) per common share         $       (0.17) $       (0.65)
                                               =============  =============
Diluted earnings (loss) per common share       $       (0.17) $       (0.65)
                                               =============  =============

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                      Quarters Ended
                ----------------------------------------------------------
                  3/31/12    12/31/11    09/30/11    06/30/11     3/31/11
                ----------  ----------  ----------  ----------  ----------
Statement of
 Income
  Interest
   income       $    8,032  $    8,957  $    9,542  $   10,138  $   10,524
  Interest
   expense          (1,989)     (2,339)     (2,665)     (2,947)     (3,274)
                ----------  ----------  ----------  ----------  ----------
  Net interest
   income            6,043       6,618       6,877       7,191       7,250
  Provision for
   loan losses       1,350       1,475       2,400       3,250       4,250
                ----------  ----------  ----------  ----------  ----------
  Net interest
   income
   (loss) after
   provision
   for loan
   losses            4,693       5,143       4,477       3,941       3,000
  Noninterest
   income            3,052       4,561       2,566       2,684       2,124
  Noninterest
   expense           8,245       9,660      12,397       9,577       8,800
                ----------  ----------  ----------  ----------  ----------
  Income (loss)
   before
   income taxes       (500)         44      (5,354)     (2,952)     (3,676)
  Income tax
   expense
   (benefit)             -         (14)       (606)       (528)       (218)
                ----------  ----------  ----------  ----------  ----------
  Net income
   (loss)       $     (500) $       58  $   (4,748) $   (2,424) $   (3,458)
                ==========  ==========  ==========  ==========  ==========
  Net income
   (loss) for
   common
   stockholders $   (1,017) $     (453) $   (5,253) $   (2,925) $   (3,952)
                ==========  ==========  ==========  ==========  ==========

Per Share
  Basic
   earnings
   (loss) per
   common share $    (0.17) $    (0.07) $    (0.87) $    (0.48) $    (0.65)
  Diluted
   earnings
   (loss) per
   common share      (0.17)      (0.07)      (0.87)      (0.48)      (0.65)
  Cash
   dividends on
   common stock         NM          NM          NM          NM          NM
  Dividend
   payout ratio
   for common
   stock                NM          NM          NM          NM          NM
  Book value
   per common
   share        $    (0.07) $    (0.10) $    (0.03) $     0.73  $     1.09
  Tangible book
   value per
   common share      (0.90)      (0.97)      (0.94) $    (0.23)       0.10
  Basic
   weighted
   average
   common
   shares
   outstanding   6,063,441   6,059,028   6,048,405   6,048,405   6,048,405
  Diluted
   weighted
   average
   common
   shares
   outstanding   6,063,441   6,059,028   6,048,405   6,048,405   6,048,405
  Period-end
   common
   shares
   outstanding   6,063,441   6,063,441   6,048,405   6,048,405   6,048,405

Balance Sheet
  Securities    $  253,828  $  237,986  $  245,236  $  230,317  $  244,923
  Loans            563,732     582,395     620,450     660,882     710,529
  Allowance for
   loan losses      20,338      21,232      23,314      24,358      29,089
  Assets           961,803     967,984   1,008,953   1,022,256   1,073,836
  Deposits         843,405     848,638     862,117     866,037     922,483
  Stockholders'
   equity           32,758      32,569      32,961      37,561      39,766

Earnings
 Performance
  Return on
   average
   total assets      (0.21)%      0.02%      (1.85)%     (0.92)%     (1.28)%
  Return on
   average
   stockholders
   ' equity          (6.26)       0.71      (50.99)     (25.19)     (33.49)
  Net interest
   margin             3.02        3.09        3.14        3.13        3.09
  Efficiency
   ratio (1)         89.39       89.03       78.00       81.82       83.02

Asset Quality
  Nonperforming
   assets to
   total end of
   period
   assets             8.05%       7.80%       8.02%       8.56%       8.60%
  Nonperforming
   loans to
   total end of
   period loans       7.79        7.87        7.73        7.86        8.97
  Net loan
   charge-offs
   to total
   average
   loans              0.39        0.59        0.54        1.16        0.91
  Allowance for
   loan losses
   to total end
   of period
   loans              3.61        3.65        3.76        3.69        4.09
  Allowance for
   loan losses
   to
   nonperformin
   g loans           46.32       46.32       48.59       46.92       45.64
  Nonperforming
   loans        $   43,904  $   45,835  $   47,982  $   51,915  $   63,731
  Nonperforming
   assets           77,405      75,502      80,894      87,533      92,312
  Net loan
   charge-offs       2,244       3,557       3,445       7,981       6,672

Capital
  Total risk-
   based
   capital
   ratio              9.04%       9.03%       8.51%       8.78%       8.99%
  Tier 1 risk-
   based
   capital
   ratio              5.42        5.49        5.15        5.75        5.92
  Tier 1
   leverage
   ratio              3.78        3.74        3.70        4.23        4.17
---------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.
NM Not meaningful.

Contact:
Kurt R. Stevenson
President and Chief Executive Officer
Centrue Financial Corporation
Phone: 815-431-2811
kurt.stevenson@centrue.com

Daniel R. Kadolph
Chief Financial Officer
Centrue Financial Corporation
Phone: 815-431-2838
daniel.kadolph@centrue.com